UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2024

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Omega Therapeutics, Inc.

(Exact Name of Registrant as specified in its charter)

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Delaware	001-40657	81-3247585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 First Street, Suite 501

Cambridge, Massachusetts 02141

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 949-4360

N/A

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OMGA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 10, 2024, Omega Therapeutics, Inc. (the “Company”) and Joshua Reed, the Company’s Chief Financial Officer, agreed to terminate his employment effective as of May 31, 2024 (the “Effective Date”). In connection with the termination, Mr. Reed will be entitled to receive the severance payments and benefits set forth in his employment agreement with the Company and extended exercisability of his exercisable Company stock options until the first anniversary of the Effective Date, in each case, subject to his entering into a separation agreement containing a release of claims. On April 16, 2024, the Board of Directors of the Company designated Barbara Chan, the Company’s Senior Vice President, Finance, as its principal financial officer and principal accounting officer, in each case effective on the Effective Date.

Ms. Chan, 60, has served as the Company’s Senior Vice President, Finance since May 2020, and as of the Effective Date, will also serve as its Treasurer. Prior to that, Ms. Chan served as the Vice President of Finance and Chief Accounting Officer at Aegerion Pharmaceuticals, a therapeutics company, from June 2016 until December 2019. Ms. Chan has a B.S. and M.S. in Accounting and Taxation, respectively, from Bentley University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2024	Omega Therapeutics, Inc.

	By:	/s/ Mahesh Karande
Mahesh Karande
President and Chief Executive Officer